UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2009
Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-23193 (Commission File Number)	94-2586591 (I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of principal executive offices)
(408) 542-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-3.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On April 29, 2009, our Board of Directors increased the size of the Board of Directors from seven to eight directors and elected Dr. Paramesh Gopi as a director effective immediately. Dr. Gopi is currently our Senior Vice President and Chief Operating Officer and will succeed Kambiz Hooshmand as our President and Chief Executive Officer when he steps down in May 2009. We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
          (a) On April 29, 2009, our Board of Directors amended certain provisions of our Bylaws effective immediately. The provisions in our Bylaws described below were changed as a result of the amendment.
          1. Sections 2.3 and 2.4 of the Bylaws were amended to:
•	Clarify the advance notice requirements and the stock ownership requirements for beneficial owners for a nomination for an election of directors by a stockholder at any annual meeting or any special meeting of stockholders at which directors are to be elected or for a proposal by a stockholder at any annual meeting;

•	Change the deadlines for stockholder notice of any nomination or other business at an annual meeting of stockholders to not earlier than the 90th day and not later than the 60th day prior to the first anniversary of the preceding year’s annual meeting (instead of not earlier than the 120th day and not later than the 90th day prior to such anniversary);

•	Change the deadlines for stockholder notice of any nomination at a special meeting of stockholders at which directors are to be elected to not earlier than the 90th day and not later than the 60th day prior to the special meeting (instead of not earlier than the 120th day and not later than the 90th day prior to the special meeting);

•	Require a stockholder proponent of a nomination or other business to disclose in the stockholder’s advance notice additional information regarding ownership interest, including a description of any derivative or short positions and borrowed or loaned shares the stockholder has with respect to our common stock;

•	Require a stockholder providing advance notice of a nomination or other business to update the information contained in the notice prior to the meeting; and

•	Require a stockholder nominating a person for election as a director to include in the stockholder’s advance notice certain biographical information about each nominee as well as a questionnaire completed by each nominee that requires the nominee to disclose any voting commitments the nominee may have with third parties and a commitment by the nominee to comply with our corporate governance standards and certain other policies and guidelines if elected.
          2. Section 3.3 of the Bylaws was amended to require directors to be elected by a majority of the votes cast in any uncontested election of directors (i.e., an election in which the number of nominees does not exceed the number of directors to be elected). If the election of directors is a contested election, the nominees receiving a plurality of the votes cast will be elected. Previously all directors were elected by a plurality of the votes cast in any contested or uncontested election. In connection with the change to majority voting, Section 2.3 of the Bylaws was amended to require stockholder nominees to make a written representation and agreement that, if elected, such person would tender prior to being nominated for re-election an irrevocable resignation that will be effective upon (i) the failure by such person to receive the required vote for re-election and (ii) the Board’s acceptance of such resignation, in accordance with our Board Guidelines.
          3. Sections 2.1, 2.2, 2.5, 2.7, 2.10, 3.7, 3.9, and 3.10 of the Bylaws were amended to provide expressly for electronic transmission or remote communication mechanisms.
          4. Out-of-date information referencing the authorized number of directors at the time the Bylaws were first adopted was removed from Section 3.2.

          5. The Bylaws were amended to remove the ability of the stockholders to act by resolution to:
•	Alter the number of directors (Section 3.2);

•	Designate the authorities and duties of officers (Section 5.12); and

•	Prohibit or otherwise limit the scope of indemnification of directors and officers (Section 6.6(a)).
          6. Section 3.7 of the Bylaws was amended to allow notice of a special meeting of the Board of Directors to be given up to 24 hours before the meeting. The previous minimum notice period had been 48 hours before the meeting.
          7. Section 7.1 of the Bylaws was amended to delete a description of the inspection rights and privileges provided to stockholders under the General Corporate Law of Delaware.
          8. Certain other immaterial changes were made to move provisions within the Bylaws and to correct typographical errors.
          The foregoing summary of the changes to the Bylaws is subject to, and qualified in its entirety by the amended and restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Bylaws of the registrant, as amended and restated through April 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION
Date: May 1, 2009	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel

INDEX TO EXHIBITS
3.1	Bylaws of the registrant, as amended and restated through April 29, 2009.